Exhibit 99.1

Contango ORE, Inc. Announces Year End Results

HOUSTON--(BUSINESS WIRE)--August 31, 2021--Contango ORE, Inc. (“CORE” or the “Company”) (OTCQB: CTGO) announced today it filed its Form 10-K for the year ended June 30, 2021 with the Securities and Exchange Commission.

The Company reported a net income of $23.9 million or $3.82 per basic and diluted share for the year ended June 30, 2021 compared to a loss of $9.2 million or $1.43 per basic and diluted share for the same period last year. The increase in the net income is due to the gain from the Company’s sale of 30% of Peak Gold, LLC to Kinross Gold Corporation (‘Kinross”) during the fiscal year.

CORE President and CEO Rick Van Nieuwenhuyse said: “The Company would also like to welcome Chris Kennedy as the Lucky Shot Mine General Manager. Chris brings a wealth of Alaska mine operating experience to the Company. Chris was the former Pogo mine manager (2011-2018) when Sumitomo operated the mine and spent an additional year at Pogo during the transition when North Star took over operations in 2018. Chris also held senior positions at the Greens Creek mine when it was operated by Rio Tinto (2001-2005) and at the Fort Knox gold mine operated by Kinross (1995-2001). With the addition of Chris to our staff and our strong cash position, the Company is well positioned to execute on our plan to explore and develop the Lucky Shot project into a second significant asset for the Company. Meanwhile, our 70/30 joint venture Manh Choh project is in good hands with operator Kinross on plan and on schedule to initiate permitting next quarter and advance the feasibility study for completion later in 2022. Our field exploration programs on our 100% owned Shamrock and Eagle-Hona projects are nearly completed, and we look forward to reporting results for both projects once analytical results have been received and evaluated.”

ABOUT CORE

CORE is a company that engages in the exploration in Alaska for gold and associated minerals through a 30% interest in Peak Gold, LLC, which leases approximately 675,000 acres for exploration and development and through Contango Minerals Alaska, LLC, its wholly owned subsidiary which leases approximately 200,000 acres for exploration. The Company also owns Alaska Gold Torrent, LLC which holds the rights to the Lucky Shot Mine and approximately 9,000 acres of related mining claims located in Willow Mining District about 75 miles north of Anchorage, Alaska. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by CORE or Peak Gold LLC; ability to realize the anticipated benefits of the recent transactions with an affiliate of Kinross; disruption from the transactions and transition of the Joint Venture Company’s management to an affiliate of Kinross, including as it relates to maintenance of business and operational relationships; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; CORE’s inability to retain or maintain its relative ownership interest in the Joint Venture; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by the COVID-19 outbreak; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of the recent presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contacts

Contango ORE, Inc.
Rick Van Nieuwenhuyse
(713) 877-1311
www.contangoore.com